EXHIBIT 5.1

August 9, 2021

Skillz Inc.
P.O. Box 445
San Francisco, California 94104

Re:	Form S-8 Registration Statement

Ladies and Gentlemen:

We have acted as special counsel to Skillz Inc., a Delaware corporation (the “Company”), in connection with the preparation of the Company’s registration statement on Form S-8 to be filed with the U.S. Securities and Exchange Commission (the “Commission”) on or about the date hereof (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Securities Act”).

The Registration Statement relates to the assumption by the Company of the Aarki 2010 Stock Plan (the “Plan”) in connection with the Agreement and Plan of Merger, dated June 1, 2021, by and among Skillz Inc., Aarki, Inc. (“Aarki”), Spades Merger Sub, Inc. (“Merger Sub”), Spades Merger Sub LLC (“Merger Sub II” and together with Merger Sub, the “Merger Subs”) and Shareholder Representative Services LLC, a Colorado limited liability company, solely in its capacity as the Securityholder Representative (the “Merger Agreement”), pursuant to which Aarki merged with and into each of the Merger Subs becoming a wholly-owned subsidiary of the Company (the “Acquisition”). In connection with the consummation of the Acquisition, the outstanding unvested 74,974 shares of common stock issuable upon the exercise of stock options granted under the 2010 Plan (the “Shares”) were assumed by the Company at the closing of the Acquisition.

This opinion letter is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K promulgated under the Securities Act.

In rendering the opinions set forth below, we have examined and relied upon such certificates, corporate records, agreements, instruments and other documents, and such matters of law, that we considered necessary or appropriate as a basis for the opinions. We have examined and are familiar with originals or copies, certified or otherwise identified to our satisfaction, of (i) the third amended and restated certificate of incorporation of the Company, as in effect on the date hereof, (ii) the amended and restated bylaws of the Company, as in effect on the date hereof, (iii) the Registration Statement, (iv) the Plan, (v) resolutions of the board of directors of the Company relating to, among other matters, the approval of the Plans, the reservation for issuance of the Shares issuable thereunder and the filing of the Registration Statement, and (vi) such other documents as we have deemed necessary or appropriate as a basis for the opinions set forth below. In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies, the authenticity of the originals of such latter documents, that all parties to such documents had the power, corporate or other, to enter into and perform all obligations thereunder and all such documents have been duly authorized by all requisite action, corporate or other, and duly executed and delivered by all parties thereto. As to any facts material to the opinions expressed herein that we did not independently establish or verify, we have relied upon oral or written statements and representations of officers and other representatives of the Company and others.

August 9, 2021

Based upon the foregoing and subject to the assumptions, qualifications and limitations set forth herein, we are of the opinion that the Shares have been duly authorized and, when issued by the Company in accordance with the terms and in the manner set forth in the Plan, the Shares will be validly issued, fully paid and non-assessable.

The opinions expressed herein are based upon and limited to the General Corporation Law of the State of Delaware (including the statutory provisions, the applicable provisions of the Delaware Constitution and reported judicial decisions interpreting the foregoing). We express no opinion herein as to any other laws, statutes, regulations or ordinances.

We hereby consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement. In giving such consent, we do not thereby admit that we are experts within the meaning of the Securities Act or the rules and regulations of the Commission or that this consent is required by Section 7 of the Securities Act.

Very truly yours,

/s/ Winston & Strawn LLP
Winston & Strawn LLP